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DEMIAN & COMPANY, P.C.
Certified Public Accountants
                                                        60 Walnut Avenue
                                                        Suite 100
Phone: (732) 382-5888      Fax: (732) 382-5892          Clark, NJ 07066
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Securities and Exchange Commission
450 Fifth Street
N.W. Washington, DC 20549

Re: NetMeasure Technology, Inc. (Formerly Powertech Inc.)

Sir/Madam;

Demian and Company, P.C. of Clark, New Jersey agrees with the statements made in the registration statement in regards to Item 304 of regulation S-B/

Sincerely,

/s/ Peter Demian

Peter Demian
Demian & Company, P.C.
Clark, New Jersey 07066